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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                               NORSTAR GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Utah                                        59-1643698
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

                           6365 NW 6th Way, Suite 160
                         Fort Lauderdale, Florida 33309
                    (Address of Principal Executive Offices)

                              Consulting Agreement
                            (Full title of the plan)

                          Harry DiFrancesco, President
                                6365 NW 6th Way,
                      Suite 160, Fort Lauderdale, FL 33309
                     (Name and address of agent for service)

                                 (954) 772-0240
          (Telephone number, including area code, of agent for service)

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                                   Copies to:
                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                         6 East 43rd Street, 25th Floor
                            New York, New York 10017
                              Phone: (212) 661-3535
                               Fax: (212)972-1677
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                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of                        Proposed        Proposed
Securities                      Maximum         Maximum
to be            Amount to be   Offering Price  Aggregate       Amount of
Registered       Registered     Per Share       Offering Price  Registration Fee
--------------------------------------------------------------------------------
Common Stock,    900,000        $0.245          $220,500         $58.21(2)
par value $.01   shares(1)
per share
--------------------------------------------------------------------------------
Common Stock,    850,000        $0.245          $208,250         $54.98(4)
par value $.01   shares(3)
per share
--------------------------------------------------------------------------------
TOTAL          1,750,000                        $428,750          $113.19
--------------------------------------------------------------------------------

(1) Represents 900,000 shares of Common Stock to be issued to certain consultants as compensation for services rendered pursuant to their consulting agreements.

(2) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of November 7, 2000.

(3) Common Stock issued to the Registrant's counsel for legal services rendered.

(4) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act based upon the average of the bid and asked price as of November 7, 2000.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement In Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

      This Registration Statement on Form S-8 (the "Registration Statement") of Norstar Group, Inc., a Utah corporation, (the "Registrant") covers 1,750,000 shares of the Registrant's common stock, par value $.01 per share ("Common Stock").

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by the Registrant with the Commission are incorporated herein by reference:

      (a) (i) The Registrant's Annual Report on Form 10-KSB filed on March 30, 2000.

           (ii) The Registrant's Registration of Securities pursuant to Section 12(g) of the Act dated December 7, 1999.

      (b) (i) Quarterly Report on Form 10-QSB filed on May 18, 2000 for the quarter ended March 31, 2000.

      (b) (ii) Quarterly Report on Form 10-QSB filed on August 14, 2000 for the quarter ended June 30, 2000.

      (c) The description of securities contained in the Registrant's Registration of Securities pursuant to Section 12(g) of the Act dated December 7, 1999.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Not applicable

Item 5. Interests of Named Experts and Counsel.

      Bondy & Schloss LLP serves as general counsel to the Registrant and currently owns 300,000 shares of Common Stock of the Registrant in addition to the 250,000 shares of Common Stock that are being registered herein.

Item 6. Indemnification of Directors and Officers.

      The Utah Business Corporation Act (the "UBCA"), in general, allows corporations to indemnify their directors and officers against expenses actual and reasonable incurred in connection with a proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a criminal action or proceeding, the director or officer must have had no reasonable cause to believe that the person's conduct was unlawful. A corporation may not indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or
(b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

      Not Applicable.

Item 8. Exhibits.

Exhibit No.       Description
-----------       -----------

4.1               Specimen Common Stock Certificate
5.1               * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23                * Consent of Bondy & Schloss LLP (included in Exhibit 5.1).
23.2              * Consent of J.H. Cohn LLP.
23.3              * Awareness Letter of Independent Public Accountants
24                * Powers of Attorney (included on p. II-4 of this Registration
                  Statement).
99.1              *Consulting Agreement between the Registrant and Carolyn C.
                  O'Brien dated November 8, 2000.
99.2              *Consulting Agreement between the Registrant and Janet Smith dated November 8, 2000.

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* Filed herewith.

Item 9. Undertakings.

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, Florida on the 9th day of November, 2000.

                                         NORSTAR GROUP, INC.


                                         By: /s/ Harry DiFrancesco
                                             --------------------------------
                                             Harry DiFrancesco, President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of November, 2000.

        Signature                             Title
        ---------                             -----


/s/ Harry DiFrancesco          President and Chairman of the Board
---------------------------
Harry DiFrancesco


/s/ Andrew S. Peck             Vice President of Finance, Secretary and Director
---------------------------
Andrew S. Peck


/s/ Maynard Neil Abogov        Vice President of Sales Management and Director
---------------------------
Maynard Neil Abogov


/s/ Jay Sanet                  Vice President of Corporate Development and
---------------------------    Director
Jay Sanet

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry DiFrancesco, his true and lawful attorneys-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the capacities indicated on the 9th day of November, 2000.

        Signature                             Title
        ---------                             -----


/s/ Harry DiFrancesco          President and Chairman of the Board
---------------------------
Harry DiFrancesco


/s/ Andrew S. Peck             Vice President of Finance, Secretary and Director
---------------------------
Andrew S. Peck


/s/ Maynard Neil Abogov        Vice President of Sales Management and Director
---------------------------
Maynard Neil Abogov


/s/ Jay Sanet                  Vice President of Corporate Development and
---------------------------    Director
Jay Sanet


                                      II-4
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                                  EXHIBIT INDEX

Index and Description of Exhibits.

Exhibit No.       Description
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4.1               Specimen Common Stock Certificate
5.1               * Opinion of Bondy & Schloss LLP as to the legality of the securities being offered.
23                * Consent of Bondy & Schloss LLP (included in Exhibit 5.1).
23.2              * Consent of J.H. Cohn LLP.
23.3              * Awareness Letter of Independent Public Accountants
24                * Powers of Attorney (included on p. II-4 of this Registration
                  Statement).
99.1              *Consulting Agreement between the Registrant and Carolyn C.
                  O'Brien dated November 8, 2000.
99.2              *Consulting Agreement between the Registrant and Janet Smith dated November 8, 2000.

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* Filed herewith.